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                                                                  EXHIBIT 10.5

                        [FORM OF STOCK OPTION AGREEMENT]

                             STOCK OPTION AGREEMENT

                 This Stock Option Agreement is made and entered into as of the 15TH day of FEBRUARY, 1996, by and between THE PRODUCERS ENTERTAINMENT GROUP LTD., a Delaware corporation ("Company") and HARVEY BIBICOFF ("Grantee").

                 1. Grant of Option. The Company wishing to provide Grantee an opportunity to purchase shares of the Company's Common Stock par value, $.001 per share ("Common Stock") hereby grants to Grantee and Grantee hereby accepts an option to purchase 400,000 shares of Common Stock ("Option Shares") which shall become vested immediately at a price of $0.50 per share ("Exercise Price") on the terms and conditions stated herein.

                 2. Option Dates, Term of Option. Grantee shall be entitled to purchase the Option Shares in whole or in part at any time and from time to time prior to 5:00 p.m. Los Angeles time on the third anniversary from the date on which the shares become vested.

                 3.  Adjustments.

                          3.1   Subdivisions of Combinations.  If, at any time
during the term hereof, the number of shares of Common Stock outstanding is increased by a stock dividend payable in shares of Common Stock or by a subdivision of split-up of shares of Common Stock, then, immediately following the record date fixed for the determination of holders of Common Stock subject to such stock dividend, subdivision or split-up, the number of shares of Common Stock issuable upon exercise of this Option shall be increased and the Exercise Price shall be decreased in proportion to such increase in outstanding shares. If, at any time during the term hereof, the number of shares of Common Stock outstanding is decreased by a combination of the outstanding shares of Common Stock, then, immediately following the record day for such combination, the number of shares of Common Stock issuable upon exercise of this Option shall be decreased and the Exercise Price shall be increased in proportion to such decrease in the outstanding shares.


                          3.2   Reorganization; Merger; Sale of Assets.  If any
capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation, or the sale of all or substantially all of the Company's assets to another corporation shall be effected in such a way that holders to Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such






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reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision shall be made whereby the holder of this Option shall thereafter have the right to purchase and receive, upon exercise of this Option and payment of the Exercise Price than in effect in lieu of the shares of the Common Stock then subject to this Option such shares of stock, securities or assets to which a holder of Common Stock deliverable upon exercise of this Option would have been entitled on such capital reorganization, reclassification, consolidation, merger or sale if this Option had been exercised immediately before such event. In any such case appropriate provision shall be made with respect to the rights and interests of the holder of this Option to the end that the provisions hereof (including without limitation provisions for adjustments of the Exercise Price and of the number of shares purchasable upon the exercises of this Option) shall thereafter be applicable, as nearly as may be practicable, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof.

                 3.3 Determination of Issuance Date in Certain Events. In case the Company shall not set a record date of the holders of its Common Stock with respect to a dividend or other distribution payable in Common Stock or a subdivision, combination, reorganization, merger or other event specified in this Section 3, then the record date shall be deemed to be the date of the issuance of the shares of Common Stock deemed to have been issued or the effective date of such subdivision, combination, reorganization, merger or other event (as the case may be) specified in this Section 3.

                 3.4  Minimum Adjustment.   The Exercise Price shall be subject
to adjustment from time to time as hereinabove provided. No adjustment shall be made in an amount less than $.01 per share in the case of an adjustment to the Exercise Price of one tenth of a share in the case of an adjustment to the number or shares purchasable hereunder, but any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which together with any adjustments so carried forward shall amount to $.01 per share or more or one tenth of a share, as the case may be; provided, however, no fractional shares shall be issuable hereunder. The adjustment provisions hereunder shall similarly apply to successive combinations, stock splits, reorganizations, reclassifications, consolidations and mergers.

         4. Registration of Company Options.   Company shall file a
registration statement covering the shares of the underlying Company Options granted to Grantee hereunder in the company's next registration statement. Furthermore, Company shall use its best efforts to have said registration statement become effective and to maintain such effectiveness, if necessary, throughout the life of the All Options.





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         5.   Mechanics.   This Option may be exercised by the Grantee by
giving written notice of exercise to the Company specifying the number of shares to be purchased and the total purchase price, accompanied by payment of such purchase price, in cash or by check payable to Company.

         6.   Withholding Taxes.   Company shall have the right to require
Grantee to pay to Company any and all sums equal to any taxes which Company may be required to withhold by reason of the Option or the Option Shares.

         7.   Rights Before Issuance and Delivery.   Grantee shall not be
entitled to the privileges of stock ownership with respect to the Option Shares unless and until such shares have been issued to Grantee as fully paid shares.

         8.   Sale or Disposition of Option Shares.

                 8.1 By accepting this Option, the Grantee represents that, unless a registration statement under the Securities Act of 1933 is in effect as to the Option Shares purchased upon any exercise of this Option, any and all Option Shares so purchased shall be acquired for Grantee's account and not for sale or for distribution, and each notice of the exercise of any portion of this Option shall be accompanied by a representation and warranty in writing, signed by Grantee that the Option Shares are being so acquired in good faith for Grantee's account and not for sale or distribution.

                 8.2 All stock certificates representing shares of Option Stock, if the Option is exercised, may bear a legend in a form substantially similar to the following:

                 "THE SHARES REPRESENTED BY THIS CERTIFICATE
         HAVE BEEN ISSUED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR REGISTRATION OR QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED OR SOLD, IN THE ABSENCE OF SUCH REGISTRATION AND QUALIFICATION OR UNLESS AN EXEMPTION THEREFROM IS AVAILABLE."

         9. Employment Obligation.   Nothing in this Agreement shall be
construed to confer upon the Grantee any right to continued engagement by the Company or its affiliates or to restrict in any way the right of the Company or its affiliates to terminate Grantee's engagement or modify the terms and conditions thereof.

         10.  Notices.   Any notice to be give to the Company shall be
addressed to the Company at its principal office and any notice to be given to the Grantee shall be addressed to it at the address given beneath the signature hereto or at such other





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address as the Grantee may hereafter designate in writing to the Company.  Any such notice shall be deemed duly given when personally delivered or deposited in the United States mail.

         11.  Applicable Law and Severability.   This document shall, in all
respects, be governed by the laws of the State of California applicable to agreements executed and to be wholly performed within the State of California. Nothing contained herein shall be construed so as to require the commission of any act contrary to law, and wherever there is any conflict between any provision contained herein and any present or future statute, law, ordinance or regulation contrary to which the parties have no legal right to contract, the latter shall prevail but the provision of this document which is affected shall be curtailed and limited only to the extent necessary to bring it within the requirements of the law.

                 IN WITNESS WHEREOF, the parties have entered into this Stock Option Agreement on the day and year first written above.


HARVEY BIBICOFF


______________________________



THE PRODUCERS ENTERTAINMENT GROUP LTD.,
a Delaware corporation



By_______________________________
9150 Wilshire Boulevard, Ste 205
Beverly Hills, CA  90212





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                           [FORM OF FINAL AGREEMENT]





February 15, 1996

Mr. Harvey Bibicoff
4101 Clarinda Drive
Tarzana, CA 91356

         RE:     THE PRODUCERS ENTERTAINMENT GROUP LTD. \ STOCK OPTION
                 AGREEMENT

Dear Harvey:

Reference is hereby made to all Stock Purchase Agreements entered into by either Harvey Bibicoff ("Bibicoff") or Bibicoff & Associates ("B&A"), on one hand, and either The Producers Entertainment Group Ltd. ("TPEG") or Ventura Motion Picture Group Ltd. ("VMPG"), on the other, on various dates prior to the date hereof (the "Existing Agreements").

In consideration of the mutual covenants and promises contained herein, as well as, other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, Bibicoff and B&A agree to immediately terminate the Existing Agreements and all rights granted to either Bibicoff or B&A thereunder.

Contemporaneously, TPEG shall grant to Bibicoff the option to purchase 400,000 shares of TPEG common stock pursuant to a certain Stock Option Agreement Dated February 15, 1996, attached hereto, and by this reference made a part hereof.

Bibicoff, B&A, TPEG and VMPG each hereby and forever release the other from and against all claims, demands, or causes of action which were or could have been asserted against the other party in connection with the Existing Agreements.

This release shall extend to the officers, directors, employees, attorneys, agents, parents, affiliates, subsidiaries, successors and assigns of each of the parties.

         The parties acknowledge they have been advised by their legal counsel of California Civil Code Section 1542, which provides as follows:





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Mr. Bibicoff
February 15, 1996
Page 2


         "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS
         WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO
         EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE
         RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY
         AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

If the aforementioned is accepted and agreed to, please indicate such by affixing your signature as indicated below, and together with ours shall represent the complete Agreement.


Sincerely,
THE PRODUCERS ENTERTAINMENT GROUP LTD.



Arthur H. Bernstein

Accepted & Agreed:


Bibicoff & Associates


By:________________________

Its:_______________________


___________________________
Harvey Bibicoff

/AHB

cc:      Irwin Meyer
         Charles Weber





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